EXHIBIT 99.1

Lightbridge Secures Another Key Chinese Patent Related to the

Manufacturing Process for its Innovative Metallic Fuel Rods

RESTON, Va. – February 2, 2018 – Lightbridge Corporation (NASDAQ: LTBR), a nuclear fuel technology company, today announced it has received a notice of allowance for another key patent in China related to the manufacturing process for its innovative metallic fuel rods. The allowed Chinese patent is a divisional patent based on the 2011 Patent Cooperation Treaty (PCT) patent application and covers a co-extrusion manufacturing method for Lightbridge-designed multi-lobe metallic fuel rods via the casting route.

Seth Grae, President and CEO of Lightbridge, said: “This is our sixth patent in China, which represents a key market in our global strategy. This particular patent in China significantly expands the scope of patent protection for our proprietary manufacturing process by adding a casting route to the powder metallurgy route previously patented in China as reported in 2016. Importantly, we are rapidly building a very broad, global and defensible patent portfolio that we believe will secure our leadership position in the market for decades to come.”

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is a nuclear fuel technology development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future reactors. The technology significantly enhances the economics and safety of nuclear power, operating about 1000° C cooler than standard fuel. Lightbridge invented, patented and has independently validated the technology, including successful demonstration of the fuel in a research reactor with near-term plans to demonstrate the fuel under commercial reactor conditions. The Company has assembled a world class development team including veterans of leading global fuel manufacturers. Four large electric utilities that generate about half the nuclear power in the US already advise Lightbridge on fuel development and deployment. The Company operates under a licensing and royalty model, independently validated and based on the increased power generated by Lightbridge-designed fuel and high ROI for operators of existing and new reactors. The economic benefits are further enhanced by anticipated carbon credits available under the Clean Power Plan. Lightbridge also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. For more information please visit: www.ltbridge.com.

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Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Company's expanding patent portfolio, and the role the Company’s patents will play with respect to the Company’s position in the Chinese market. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, potential challenges to the Company’s patents; the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Investor Relations Contact:

David Waldman/Natalya Rudman

Tel. +1 855-379-9900

ir@ltbridge.com